Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference of the statements of reserves contained in our report dated July 1, 2007 and references to us, including under the heading "Experts," appearing in Amendment No. 1 to Registration Statement 333-153223 on Form F-3 (the “Registration Statement”) of Samson Oil & Gas Limited as filed with the Securities and Exchange Commission, or in any prospectuses, amendments or supplements to such Registration Statement.

MHA Petroleum Consultants, Inc

By:	/s/ Leslie S. O’Connor
Name:	Leslie S. O’Connor
Title:	President

Denver, Colorado
March 31, 2009